EXHIBIT 24.1
POWER OF ATTORNEY
          Each of the undersigned does hereby appoint CELIA A. COLBERT and BRUCE N. KUHLIK and each of them, severally, his/her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Form 10-K Annual Report of Merck & Co., Inc. for the fiscal year ended December 31, 2007 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
          IN WITNESS WHEREOF, this instrument has been duly executed as of the 22nd day of February 2008.

MERCK & CO., Inc.
By	/s/ Richard T. Clark
Richard T. Clark
(Chairman, President and Chief Executive Officer)

/s/ Richard T. Clark	Chairman, President and Chief Executive Officer
Richard T. Clark	(Principal Executive Officer; Director)

/s/ Peter N. Kellogg	Executive Vice President and Chief Financial Officer
Peter N. Kellogg	(Principal Financial Officer)

/s/ John Canan	Senior Vice President and Controller
John Canan	(Principal Accounting Officer)

DIRECTORS

/s/ Johnnetta B. Cole		/s/ Rochelle B. Lazarus
Johnnetta B. Cole		Rochelle B. Lazarus

/s/ Thomas H. Glocer		/s/ Thomas E. Shenk
Thomas H. Glocer		Thomas E. Shenk

/s/ Steven F. Goldstone		/s/ Anne M. Tatlock
Steven F. Goldstone		Anne M. Tatlock

/s/ William B. Harrison, Jr.		/s/ Samuel O. Thier
William B. Harrison, Jr.		Samuel O. Thier

/s/ Harry R. Jacobson		/s/ Wendell P. Weeks
Harry R. Jacobson		Wendell P. Weeks

/s/ William N. Kelley		/s/ Peter C. Wendell
William N. Kelley		Peter C. Wendell